Exhibit 10.1

 Vectren Corporation At-Risk Compensation Plan

Effective May 1, 2001

(As Amended and Restated as of May 1, 2006)

(As Amended and Restated as of May 1, 2011)

(As Amended and Restated as of May 24, 2016)

Exhibit 10.1

Exhibit 10.1

	2.45	“Stock Unit Award”	C-4
	2.46	“Subsidiary”	C-4

ARTICLE III	ELIGIBILITY

	3.1	Eligibility	C-5

ARTICLE IV	SHARES SUBJECT TO THE PLAN

	4.1	Number of Shares	C-6
	4.2	Lapsed Awards or Forfeited Shares	C-6
	4.3	No Repricing or Replacement Without Shareholder Approval	C-6
	4.4	Capital Adjustments	C-6

ARTICLE V	STOCK OPTIONS

	5.1	Grant of Stock Options	C-7
	5.2	Option Price	C-7
	5.3	Exercisability	C-7
	5.4	Method of Exercise	C-7
	5.5	Death, Disability or Other Termination of Employment	C-7

ARTICLE VI	RESTRICTED STOCK

	6.1	Grant of Restricted Stock	C-8
	6.2	Restricted Stock Award Agreement	C-8
	6.3	Restriction Period	C-8
	6.4	Removal of Restrictions and Deferral of Payment	C-8
	6.5	Voting Rights	C-8
	6.6	Dividends and Other Distributions	C-8
	6.7	Death, Disability or Retirement	C-8, 9

ARTICLE VII	OTHER STOCK BASED AWARDS

	7.1	Grant of Other Stock Based Awards	C-10
	7.2	Stock Appreciation Rights	C-10
	7.3	Performance Awards	C-10
	7.4	Stock Unit Awards	C-11
	7.5	Death, Disability, Retirement or Other Termination of Employment	C-11
	7.6	Deferral of Payment	C-11

ARTICLE VIII	ANNUAL INCENTIVE AWARDS

	8.1	Timing and Determination of Annual Incentive Awards	C-12
	8.2	Performance Criteria for Annual Incentive Awards	C-12
	8.3	Maximum Annual Incentive Award	C-12
	8.4	Short Performance Year	C-12
	8.5	Limitation on Right to Payment of Award	C-12

ARTICLE IX	SPECIAL PROVISIONS APPLICABLE TO COVERED PARTICIPANTS AND NON-EMPLOYEE DIRECTORS

	9.1	Special Provision Applicable to Covered Participants	C-13

Exhibit 10.1

	9.2	Special Provision Applicable to Non-Employee Directors	C-14

ARTICLE X	CHANGE IN CONTROL

	10.1	Change in Control Agreements	C-15
	10.2	Change in Control Defined	C-15,16
	10.3	Good Reason Defined	C-17
	10.4	Cause Defined	C-17,18

ARTICLE XI	ADMINISTRATION

	11.1	The Committee	C-19
	11.2	Committee Decisions	C-19
	11.3	Rule 16b-3, Section 409A and Section 162(m) Requirements	C-19
	11.4	Recoupment	C-19

ARTICLE XII	GENERAL PROVISIONS

	12.1	Withholding	C-20
	12.2	Terms of Awards	C-20
	12.3	Nontransferability	C-20
	12.4	No Right to Employment	C-20
	12.5	Rights as Shareholder	C-20
	12.6	Construction of the Plan	C-20
	12.7	Amendment of Plan	C-20
	12.8	Amendment of Award	C-20
	12.9	Exemption from Computation of Compensation for Other Purposes	C-20
	12.10	Legend	C-21
	12.11	Special Provisions for Certain Participants	C-21
	12.12	Unfunded Plan	C-21
	12.13	Conflict with Employment Agreement	C-21
	12.14	Gender and Number	C-21
	12.15	Severability	C-21
	12.16	Effect of Headings	C-21
	12.17	Payment	C-21
	12.18	No Liability	C-21, 22

Exhibit 10.1

ARTICLE I

PURPOSE

1.1
Purpose.   Vectren Corporation, an Indiana corporation, hereby establishes the Vectren Corporation At-Risk Compensation Plan, as amended and restated, to promote the interests of the Company and its shareholders through (a) the attraction and retention of Participants essential to the success of the Company; (b) the motivation of Participants using performance-related incentives linked to performance goals and the interests of Company shareholders; and (c) enabling such individuals to share in the growth and success of the Company and its Subsidiaries. The Plan permits cash awards, the grant of Stock Options, Restricted Stock, and, any other stock-based forms of awards as the Committee, in its sole and complete discretion, may determine to be appropriate in carrying out the intent and purposes of this Plan. The Plan also provides for the grant of annual incentive awards.

1.2
Amendment and Restatement Effect. This Vectren Corporation At-Risk Compensation Plan, as amended and restated as of May 1, 2016, shall apply to all Awards granted on or after May 1, 2016. The Vectren Corporation At-Risk Compensation Plan, as amended and restated as of May 1, 2011, shall apply to all Awards granted on or after May 1, 2011 and prior to May 1, 2016, the Vectren Corporation At-Risk Compensation Plan, as amended and restated as of May 1, 2006, shall apply to all Awards granted on or after May 1, 2006 and prior to May 1, 2011, and the Vectren At-Risk Compensation Plan effective May 1, 2001 shall apply to all awards granted on or after May 1, 2001 and prior to May 1, 2006.

Exhibit 10.1

ARTICLE II

DEFINITIONS

2.1   “Agreement” shall mean a written agreement between the Company and a Participant implementing the grant, and setting forth the particular terms, conditions and restrictions of each Award. With respect to the grant of a Stock Option, the Agreement may be referred to herein as an “Option Agreement,” and with respect to any other Award hereunder, the Agreement may be referred to herein as an “Award Agreement.”

2.2   “Annual Incentive Award” shall mean a cash bonus payable to a Participant under Article VIII.

2.3   “Award” shall mean an award or grant made to a Participant under Article V, VI, or VII, or an Annual Incentive Award under Article VIII.

2.4   “Award Date” or “Grant Date” shall mean the date on which an Award is made by the Committee under the Plan.

2.5   “Board” or “Board of Directors” shall mean the Board of Directors of the Company.

2.6   “Cashless Exercise” shall mean the exercise of an Option by the Participant through the use of a brokerage firm to make payment to the Company of the exercise price from the proceeds of the sale of Stock issued pursuant to the exercise of the Option, and upon receipt of such payment, the Company delivers the exercised Shares to the brokerage firm.

2.7   “Cause” shall be defined in Section 10.4.

2.8   “Change in Control” shall be defined in Section 10.2.

2.9   “Code” shall mean the Internal Revenue Code of 1986 and the rules and regulations promulgated thereunder, or any successor law, as amended from time to time.

2.10 “Committee” shall mean the Compensation and Benefits Committee of the Board or such other committee appointed by the Board to administer the Plan in accordance with Article XI; provided, however, if any member of the Committee does not qualify as both an outside director for purposes of Section 162(m) and a non-employee director for purposes of Rule 16b-3 the remaining members of the Committee who do so qualify (but not less than two members) shall be constituted as a subcommittee of the Committee to act as the Committee for purposes of this Plan.

2.11 “Common Stock” shall mean the Common Stock of the Company without par value, or such other security or right or instrument into which such Common Stock may be changed or converted in the future.

2.12	“Company” shall mean Vectren Corporation, an Indiana corporation, or any successor thereto.

2.13 “Covered Participant” shall mean a Participant who is a “covered employee” as defined in Section 162(m)(3) and the regulations promulgated thereunder.

2.14 “Designated Beneficiary” shall mean the beneficiary designated by the Participant, pursuant to procedures established by the Committee, to receive amounts due to the Participant in the event of the Participant’s death. If the Participant does not make an effective designation, then the Designated Beneficiary will be deemed to be the Participant’s estate.

2.15 “Disability” shall mean (a) the mental or physical disability of the Participant defined as “Disability” under the terms of the long-term disability plan sponsored by the Company and in which the Participant is covered, as amended from time to time in accordance with the provisions of such plan; or (b) a determination by the Committee, in its sole discretion, of total disability (based on medical evidence) that precludes the Participant from engaging in any occupation or employment for wage or profit for at least twelve months and appears to be permanent. All decisions by the Committee relating to a Participant’s Disability (including a decision that a Participant is not disabled), shall be final and binding on all parties.

2.16 “Effective Date” shall mean:

(a)	January 1, 2001 with respect to Annual Incentive Awards granted pursuant to Article VIII; and

(b)	May 1, 2001 with respect to long-term incentive Awards granted pursuant to Articles V, VI or VII.

Exhibit 10.1

2.17 “Eligible Employee” shall mean an Employee who is an officer or other key employee of a Participating Company as designated by the Committee to be eligible to participate in the Plan.

2.18 “Employee” shall mean an individual who is employed by a Participating Company in a customary employer-employee relationship and designated as such in accordance with the Participating Company’s standard employment practices.

2.19 “Exchange Act” shall mean the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder, or any successor law as amended from time to time.

2.20 “Fair Market Value” shall mean, on any given date, the closing price of Common Stock as reported on the composite tape of the primary stock exchange in which the Common Stock is listed on such day or, if no Shares were traded on such stock exchange on such day, then on the next preceding day that Stock was traded on such exchange, all as reported by The Wall Street Journal or such other source as the Committee may select; provided, however, the Committee may at its discretion and in good faith make such determination on an alternate date or use an average of prices as long as such meets the definition of fair market value under Section 409A and Section 422 of the Code with respect to Options and otherwise in accordance with applicable law.

2.21 “Good Reason” shall be defined in Section 10.3.

2.22 “Incentive Stock Option” shall mean an option to purchase Stock, granted under Article V herein, which is designated as an incentive stock option and is intended to meet the requirements of Code Section 422 and the regulations promulgated thereunder.

2.23 “Nonqualified Stock Option” shall mean an option to purchase Stock, granted under Article V herein, which is not intended to qualify as an Incentive Stock Option.

2.24 “Option Price” shall mean the exercise price per share of Stock covered by an Option in accordance with Section 5.2.

2.25 “Outside Director” shall mean a member of the Board who is not an Employee.

2.26 “Participant” shall mean an Eligible Employee or Outside Director who has been selected from time to time under Article III to receive an Award under the Plan.

2.27 “Participating Company” shall mean the Company, and such Subsidiaries as the Board authorizes to participate herein.

2.28 “Performance Award” shall mean a performance-based Award made under Section 7.3, which may be in the form of either Performance Shares or Performance Units.

2.29 “Performance Criteria” shall mean the following performance criteria used by the Committee to establish performance goals for a Performance Period for the purpose of determining when an Award subject to such performance goals has been earned, including, but not limited to, the following: operating performance targets and goals; maintenance performance targets and goals; operating efficiency; economic efficiency; energy efficiency; service reliability goals and targets; productivity goals and targets; customer satisfaction; customer service; response time; safety; environmental goals and targets; conservation goals and targets; regulatory compliance; total customers; customer acquisition; customer retention; and financial goals including, but not limited to, total shareholder return, return on equity, debt to equity ratio, investment performance, revenue, sales, net income, operating income (with or without investment income or income taxes), expense reduction or control, cash flow, margin, earnings before any or all of interest, taxes, depreciation and amortization, return on assets, return on capital, return on investment, internal rate of return, earnings per share and/or growth thereof, share price, capital, equity and net worth. Performance Criteria may include alternative and multiple performance goals, may be alone or in any combination, may be based on individual performance, may be measured on an absolute basis, relative to a pre-established target, relative to prior performance or in relation to a designated comparison group, may be adjusted for abnormal weather, based on National Oceanic and Atmospheric Administration measures or such other objective measures and may be of the Company as a whole or any of its Subsidiaries, divisions, business units or other areas of the Company or its Subsidiaries. The foregoing Performance Criteria shall have any reasonable definitions that the Committee may specify, which may include or exclude any or all of the following items as the Committee may specify: extraordinary, unusual or non-recurring items; effects of accounting changes; effects of financing activities; effects of debt repayment or refinancing; expenses for restructuring or productivity initiatives; other non-operating items; spending for acquisitions; effects of acquisitions; effects of dispositions; effects of divestitures; and effects of litigation activities and settlements. Any such performance criterion or combination of such criteria may apply to the Participant’s Award opportunity in its entirety or to any designated portion or portions of the Award opportunity, as the Committee may specify.

Exhibit 10.1

2.30 “Performance Period” shall mean the time period designated by the Committee during which performance goals based on Performance Criteria must be met in order for a Participant to obtain a performance-based Award.

2.31 “Performance Share” shall mean an Award, designated as a Performance Share, granted to a Participant pursuant to Section 7.3, the value of which may be linked to Stock and which may be determined, in whole or in part, by the attainment of pre-established performance goals based on Performance Criteria as deemed appropriate by the Committee and described in the Agreement.

2.32 “Performance Unit” shall mean an Award, designated as a Performance Unit, granted to a Participant pursuant to Section 7.3, the value of which may be determined, in whole or in part, by the attainment of pre-established performance goals based on Performance Criteria and which may be linked to the performance of Stock as deemed appropriate by the Committee and described in the Agreement.

2.33 “Person” shall have the meaning ascribed to such term in Section 10.2(a)(i).

2.34 “Plan” shall mean the Vectren Corporation At-Risk Compensation Plan, as amended and restated, as herein established and as hereafter amended from time to time.

2.35 “Restricted Stock” shall mean an Award of Stock granted to a Participant pursuant to Article VI herein.

2.36 “Restriction Period” shall mean the period during which the transfer of Shares of Restricted Stock is restricted and is subject to a risk of forfeiture, pursuant to Article VI.

2.37 “Retirement” shall mean the termination of employment for a Participant who is at least 65 years of age or at least 55 years of age and credited with 10 years of service. With respect to a Participant who is an Outside Director, “Retirement” shall mean the end of the director’s term of office upon attaining the mandatory retirement age for directors.

2.38 “Rule 16b-3” shall mean Rule 16b-3 under Section 16(b) of the Exchange Act as adopted in Exchange Act Release No. 34-37260 (May 30, 1996), or any successor rule as amended from time to time.

2.39 “Section 162(m)” shall mean Section 162(m) of the Code, or any successor section under the Code, as amended from time to time and as interpreted by regulations promulgated thereunder from time to time.

2.40 “Section 409A” shall mean Section 409A of the Code, or any successor section under the Code, as amended from time to time and as interpreted by regulations promulgated thereunder from time to time.

2.41 “Securities Act” shall mean the Securities Act of 1933 and the rules and regulations promulgated thereunder, or any successor law, as amended from time to time.

2.42 “Stock” or “Shares” shall mean the shares of Common Stock of the Company.

2.43 “Stock Appreciation Right” shall mean the right to receive an amount equal to the excess of the Fair Market Value of a share of Stock (as determined on the date of exercise) over the Option Price of a related Option or the Fair Market Value of the Stock on the Grant Date of the Stock Appreciation Right.

2.44 “Stock Option” or “Option” shall mean an Incentive Stock Option or a Nonqualified Stock Option.

2.45 “Stock Unit Award” shall mean an Award, designated as a Stock Unit Award, granted to a Participant pursuant to Section 7.4, the value of which may be determined, in whole or in part, by the attainment of pre-established performance goals based on Performance Criteria and which may be linked to the performance of Stock as deemed appropriate by the Committee and described in the Agreement.

2.46 “Subsidiary” shall mean any entity (other than Vectren Corporation) with respect to which Vectren Corporation owns, either directly or indirectly, at least 50% of the total combined voting power of all classes of stock or other ownership interest.

Exhibit 10.1

ARTICLE III

ELIGIBILITY

3.1
Eligibility.   The Committee shall have sole and complete discretion in determining the Eligible Employees and Outside Directors who shall be eligible to participate in the Plan. An Outside Director who is selected by the Committee to participate in the Plan shall only be eligible for Awards under Articles V (other than Incentive Stock Options), VI or VII and shall not be eligible for Annual Incentive Awards under Article VIII. An Eligible Employee or Outside Director of the Company designated by the Committee as eligible hereunder shall be considered a Participant upon receiving an Award under the Plan or is otherwise designated as a Participant by the Committee.

Exhibit 10.1

ARTICLE IV

SHARES SUBJECT TO THE PLAN

4.1
Number of Shares.    Subject to adjustment as provided for in Section 4.4 below, the maximum aggregate number of Shares that may be issued pursuant to Awards made under the Plan (including those that may be issued through the exercise of Incentive Stock Options) shall not exceed 6,350,000 Shares, which shall be in a combination of Stock Options, Restricted Stock, and, at the discretion of the Committee, other Awards as described in this Plan. This reflects a voluntary reduction of 300,000 Shares from the original 6,650,000 Shares approved at the time of the Plan’s original effective date of May 1, 2001.

Shares of Common Stock may be available from the authorized but unissued Shares, Shares issued and reacquired by the Company or Shares purchased in the open market for purposes of the Plan. Except as provided in Sections 4.2 and 4.4 herein, the issuance of Shares in connection with the exercise of, or as other payment for, Awards under the Plan shall reduce the number of Shares available for future Awards under the Plan.

4.2	Lapsed Awards or Forfeited Shares. In the event that:
(a) Any Option or other Award granted under the Plan terminates, expires, or lapses for any reason without having been exercised or paid in accordance with its terms and without the delivery of Shares,

(b) Restricted Stock issued pursuant to the Awards are canceled or forfeited for any reason, or

(c) Awards are paid in cash and without the delivery of Shares,

the Shares subject to such Award shall thereafter be again available for grant of an Award under the Plan.

Notwithstanding the foregoing, in no event shall shares tendered or withheld in payment of the exercise price of an Award or to satisfy tax withholding liabilities arising from the exercise or settlement of any Award be recredited to the Plan reserve. In addition, upon stock settlement of Stock Appreciation Rights, the gross number of Stock Appreciation Rights originally granted shall be counted as issued for purposes of determining the maximum plan shares, regardless of the number of Stock Appreciation Rights actually issued upon such stock settlement.

4.3
No Repricing or Replacement Without Shareholder Approval. Except as described in Section 4.4 or Article X of the Plan, the terms of outstanding Awards may not be amended to reduce the exercise price of outstanding Options or Stock Appreciation Rights, and outstanding Options or Stock Appreciation Rights may not be canceled, exchanged, bought-out, replaced or surrendered in exchange for cash, other Awards or Options or Stock Appreciation Rights with an exercise price that is less than the exercise price of the original Options or Stock Appreciation Rights without shareholder approval. This Section 4.3 is intended to prohibit the repricing of “underwater” Options and Stock Appreciation Rights without shareholder approval and will not be construed to prohibit the adjustments provided for in Section 4.4 or Article X of the Plan. Notwithstanding any provision of the Plan to the contrary, this Section 4.3 may not be amended without shareholder approval.

4.4
Capital Adjustments.    In the event of a reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation, rights offering, or any other change in the corporate structure, capitalization or Shares of the Company, the Committee shall make such adjustments as are appropriate in the maximum number and kind of Shares that may be issued under the Plan and to any Participant, in the number and kind of Shares covered by any Awards granted before such change and in the Option Price of any Option granted before such change or in the Fair Market Value of the Shares on the Grant Date of any Stock Appreciation Right granted before such change. Such adjustments shall be intended to put the Participant in the same position as he or she was in immediately before such event.

Exhibit 10.1

ARTICLE V

STOCK OPTIONS

5.1
Grant of Stock Options.    Subject to the limitation set forth in Section 4.1 and the other terms and provisions of the Plan and applicable law, the Committee, at any time and from time to time, may grant Stock Options to Participants as it shall determine. The Committee shall have sole and complete discretion in determining the type of Option granted, the Option Price, the duration of the Option, the number of Shares to which an Option pertains, any conditions imposed upon the exercisability or the transferability of the Options, including vesting conditions, the conditions under which the Option may be terminated, and any such other provisions as may be warranted to comply with the law or rules of any securities trading system or stock exchange. Each Option grant shall have such specified terms and conditions detailed in an Option Agreement. The Option Agreement shall specify whether the Option is intended to be an Incentive Stock Option or a Nonqualified Stock Option. However, no Incentive Stock Option may be awarded (a) after the tenth anniversary of the date this Plan, as amended and restated, is adopted by the Board or last approved by the shareholders of the Company, whichever is earlier, or (b) to a Participant who is not an Employee.

5.2
Option Price.    The exercise price per share of Stock covered by an Option shall be determined on the Grant Date by the Committee; provided that the Option Price shall not be less than 100% of the Fair Market Value of the Stock on the Grant Date. Further provided, in the case of an Incentive Stock Option granted to any Employee who owns more than 10% of the total combined voting power of all classes of stock of the Company or a Subsidiary, the Option Price shall not be less than 110% of the Fair Market Value of the Common Stock on the Grant Date.

5.3
Exercisability.    Except as otherwise provided herein, Options granted under the Plan shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall determine, which will be specified in the Option Agreement and need not be the same for each Participant. However, under no circumstances, may an Option be exercisable after the expiration of 10 years from the Grant Date (5 years from the Grant Date for any Incentive Stock Option for any Employee who owns more than 10% of the total combined voting power of all classes of stock of the Company or a Subsidiary).

5.4
Method of Exercise.    Options shall be exercised by the delivery of a notice from the Participant to the Company in a form prescribed by the Committee setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares. The Option Price shall be payable to the Company in full in cash, or its equivalent, by delivery of Shares of Stock (not subject to any security interest or pledge) or by delivery of Options, having a Fair Market Value at the time of exercise equal to the exercise price of the Shares, or by a combination of the foregoing. In addition, at the request of the Participant, and subject to applicable laws and regulations, the Company may (but shall not be required to) cooperate in a Cashless Exercise of the Option. After receipt of written notice and full payment of the Option Price, the Company shall deliver to the Participant as soon as practicable or at a later date mutually agreed to with a Participant, Shares of Stock, evidencing the number of Shares with respect to which the Option was exercised issued in the Participant’s name. The Participant may not defer, beyond the date of exercise, recognition of income resulting from the exercise of a Nonqualified Stock Option.

5.5	Death, Disability or Other Termination of Employment. Except as otherwise provided in a Participant’s Option Agreement:

(a)
in the event of a Participant’s death or Disability, Options granted to the Participant shall be considered immediately vested and shall be exercisable at such time as specified in the Option Agreement, and

(b)
subject to Article X, in the event the Participant resigns, is terminated from the Company or, in the case of an Outside Director, is not reelected to the Board or otherwise resigns as a member of the Board, Options which have not vested by such date shall be forfeited, and the Participant shall have three months from such date to exercise vested Incentive Stock Options and one year to exercise Nonqualified Stock Options (but not beyond the expiration of the term of the Option, if earlier). Notwithstanding the foregoing, if the Participant is terminated from the Company for Cause, the Participant shall be required to exercise any vested Options immediately, and any vested Options not immediately exercised shall lapse.

Exhibit 10.1

ARTICLE VI

RESTRICTED STOCK

6.1
Grant of Restricted Stock.    Subject to the limitations set forth in Section 4.1 and the other terms and provisions of the Plan and applicable law, the Committee, at any time and from time to time, may grant shares of Restricted Stock under the Plan to such Participants, and in such amounts and for such duration and/or consideration as it shall determine.

6.2
Restricted Stock Award Agreement.    Each Restricted Stock granted hereunder shall be evidenced by an Award Agreement that shall specify the Restriction Period, the conditions which must be satisfied prior to removal of the restriction, the forfeiture of such Shares in the event such conditions are not satisfied, the number of Shares of Restricted Stock granted, and such other provisions as the Committee shall determine. The Committee may specify, but is not limited to, the following types of conditions in the Award Agreement: (a) conditions for acceleration or achievement of the end of the Performance Period based on any Performance Criteria or the end of the Restriction Period and (b) any other conditions or restrictions which the Committee may deem advisable, including requirements established pursuant to the Securities Act, the Exchange Act, the Code and any securities trading system or stock exchange upon which such Shares under the Plan are listed.

Notwithstanding the foregoing, the Committee shall have the authority to grant additional unrestricted Stock to a Participant hereunder, provided Performance Criteria are satisfied for the Performance Period.

6.3
Restriction Period.    Except as otherwise provided in this Article, the Shares of Restricted Stock granted under the Plan may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the termination of the applicable Restriction Period or upon earlier satisfaction of other conditions as specified by the Committee in its sole discretion and set forth in the applicable Award Agreement.

Subject to Section 6.7 and Article X, if a Participant resigns, is otherwise terminated from the Company or, in the case of an Outside Director is not reelected to the Board or otherwise resigns as a member of the Board, prior to the end of the Restriction Period he or she will forfeit all interests in the Award. All rights with respect to the Restricted Stock granted to a Participant under the Plan shall be exercisable during his or her lifetime only by such Participant or his or her guardian or legal representative.

6.4
Removal of Restrictions and Deferral of Payment.    Except as otherwise provided in this Article, Restricted Stock covered by each Award made under the Plan shall become freely transferable by the Participant after the last day of the Restriction Period and/or upon the satisfaction of other conditions as determined by the Committee.

Furthermore, a Participant may defer the value of the Awards under the nonqualified deferred compensation plan sponsored by the Company if the Participant is eligible under such plan, if the deferral satisfies the requirements and restrictions imposed by Section 409A, and if such plan provides for deferral of Awards hereunder.

6.5	Voting Rights. During the Restriction Period, Participants in whose name Restricted Stock is granted under the Plan may exercise full voting rights with respect to those shares.

6.6
Dividends and Other Distributions.    During the Restriction Period, Participants in whose name Restricted Stock is granted under the Plan shall be entitled to receive all dividends and other distributions paid with respect to those Shares (and if the Restricted Stock is performance based then the Committee shall accrue and pay such dividends at the end of the Performance Period based on the achievement of performance goals). If any such dividends or distributions are paid in Shares, the Shares shall be subject to the same restrictions on transferability and forfeitability as the Restricted Stock with respect to which they were distributed.

6.7	Death, Disability or Retirement. Except as otherwise provided in a Participant’s Award Agreement, in the event of the Participant’s death, Disability, or Retirement the following shall apply:

(a)	If such event occurs after the end of the Performance Period but before the end of the Restriction Period, restrictions on all Shares shall be immediately removed;

(b)
In the event of the Participant’s Disability or Retirement before the Performance Period has ended, the restrictions on the shares awarded to the Participant shall be removed upon expiration of the Performance Period, and the number of Shares the Participant shall be entitled to, if any, shall equal (i) the number of Shares, if any, the Participant would otherwise be entitled to had the individual been an active Participant

Exhibit 10.1

at the end of the Performance Period (i.e., as adjusted or forfeited based on the
Performance Criteria) multiplied by (ii) the portion of Performance Period the Participant was an active Participant hereunder;

(c)
In the event an Outside Director resigns as of the end of the Outside Director’s then current term or fails to be reelected, then the restrictions on the shares awarded to the Outside Director shall be removed as of the end of such term, and the number of Shares the Outside Director shall be entitled to shall equal (i) the number of Shares, if any, the Outside Director would otherwise be entitled to had the Outside Director been an active Participant at the end of the term multiplied by (ii) the portion of the term the Outside Director was an active Participant; and

(d)
In the event of the Participant’s death before the Performance Period has ended, the restrictions on the shares awarded to the Participant shall be removed upon the Participant’s date of death, and the number of Shares the Participant shall be entitled to, if any, shall equal the number of Shares contingently granted to the Participant, without any further adjustment.

Exhibit 10.1

ARTICLE VII

OTHER STOCK BASED AWARDS

7.1
Grant of Other Stock Based Awards.   Subject to the limitations set forth in Section 4.1 and the other terms and provisions of the Plan and applicable law, the Committee may, at any time and from time to time, issue to Participants, either alone or in addition to other Awards made under the Plan, Stock Appreciation Rights as described in Section 7.2, Performance Awards as described in Section 7.3, or other Stock Unit Awards as described in Section 7.4. Any such Awards shall be governed by the terms of an Agreement, and the Committee may impose such terms and conditions as it deems appropriate on such Award.

7.2	Stock Appreciation Rights.

(a)	Grant of Stock Appreciation Rights. Stock Appreciation Rights granted alone, in tandem with an Option or in addition to an Option at the time of the Option or at a later time.

(b)
Price.    The exercise price of each Stock Appreciation Right shall be determined at the time of grant by the Committee, subject to the limitation that the exercise price shall not be less than 100% of Fair Market Value of the Common Stock on the Grant Date. No Stock Appreciation Right shall provide by its terms for the resetting of its exercise price or for its cancellation and reissuance, in whole or in part, or otherwise for directly or indirectly reducing the exercise price of an outstanding Stock Appreciation Right (except as permitted in Section 4.4); provided that the foregoing shall not limit the authority of the Committee to grant additional Stock Appreciation Rights hereunder.

(c)
Exercise.    Except as otherwise provided herein, Stock Appreciation Rights granted under the Plan shall be exercised at such times and be subject to such restrictions and conditions as the Committee shall determine, which shall be specified in the Agreement and need not be the same for each Participant. However, under no circumstance may a Stock Appreciation Right be exercisable after expiration of 10 years from the Grant Date. Stock Appreciation Rights shall be exercised by the delivery of a written notice from the Participant to the Company in a form prescribed by the Committee. Upon such exercise, the Participant shall be entitled to receive an amount equal to the excess of the Fair Market Value of a Share over the grant price thereof on the date of exercise of the Stock Appreciation Right multiplied by the number of Shares for which the Stock Appreciation Right was granted.

(d)
Payment.    Payment upon exercise of the Stock Appreciation Right shall be made in the form of cash, Shares of Common Stock, or a combination thereof, as determined in the sole and complete discretion of the Committee. However, if any payment in the form of Shares results in a fractional share, such payment for the fractional share shall be made in cash. The Participant may not defer, beyond the date of exercise, recognition of income resulting from the exercise of a Stock Appreciation Right.

7.3	Performance Awards.

(a)
Grant of Performance Awards.    Performance Awards granted hereunder may be issued in the form of either Performance Units or Performance Shares to Participants and may be subject to the Performance Criteria, Performance Period and other considerations or restrictions as it shall determine. The Committee shall have complete discretion in determining the number and value of Performance Units or Performance Shares granted to each Participant.

(b)
Value of Performance Awards.    The Committee shall determine the number and value of Performance Units or Performance Shares granted to each Participant as a Performance Award. The Committee shall set Performance Criteria in its discretion for each Participant who is granted a Performance Award. The extent to which such Performance Criteria are met will determine the value of the Performance Unit or Performance Share to the Participant.

(c)
Settlement of Performance Awards.    After a Performance Period has ended, the holder of a Performance Unit or Performance Share shall be entitled to receive the value thereof based on the satisfaction of the requirements established by the Committee and set forth in the Award Agreement.

(d)
Dividends and Divided Equivalents.    The Committee, in its sole and complete discretion, may determine that a Performance Award under this Section may provide to the Participant dividends or dividend equivalents (and if the Performance Award is performance based then the Committee shall accrue and pay such dividends

Exhibit 10.1

or dividend equivalents at the end of the Performance Period based on the achievement of performance goals).

7.4	Stock Unit Awards.

(a)
Grant of Other Stock Unit Awards.    Stock Unit Awards granted hereunder may be in the form of Common Stock or other securities or units of measure. The value of each such Award may be based, in whole or in part, on the Fair Market Value of the underlying Common Stock on the Grant Date. The Committee, in its sole and complete discretion, may determine that a Stock Unit Award under this Section may provide to the Participant (i) dividends or dividend equivalents (and if the Stock Unit Award is performance based then the Committee shall accrue and pay such dividends or dividend equivalents at the end of the Performance Period based on the achievement of performance goals) and (ii) cash payments in satisfaction of an Award. Subject to the provisions of the Plan, the Committee, in its sole and complete discretion, shall determine the terms, restrictions, conditions, vesting requirements, and payment rules of the Stock Unit Award. The Award Agreement shall specify the rules of each Award as determined by the Committee. However, each Stock Unit Award need not be subject to identical rules.

(b)	Rules. The Committee, in its sole and complete discretion, may grant a Stock Unit Award subject to the following rules:

(i)
Common Stock or other securities issued pursuant to Stock Unit Awards may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated by a Participant until the expiration of at least six months from the Grant Date, or where the Board or a Committee of the Board, comprised of non-Employee directors of the Company within the meaning of Rule 16b-3, approved the Award. To the extent Stock Unit Awards are deemed to be derivative securities within the meaning of Rule 16b-3, the rights of a Participant who is subject to Section 16 of the Exchange Act with respect to such Awards shall not vest or be exercisable until the expiration of at least six months from the Award Date or where the Board or a Committee, comprised of non-Employee directors of the Company within the meaning of Rule 16b-3, approved the Award. All rights with respect to such Stock Unit Awards granted to a Participant under the Plan shall be exercisable during his or her lifetime only by such Participant or his or her guardian or legal representative.

(ii)
Stock Unit Awards may require the payment of cash consideration by the Participant in receipt of the Award or provide that the Award, and any Common Stock or other securities issued in conjunction with the Award, be delivered without the payment of cash consideration.

(iii)	The Committee, in its sole and complete discretion, may establish certain Performance Criteria that may relate in whole or in part to receipt of Stock Unit Awards.

(iv)	Stock Unit Awards may be subject to vesting over a period specified by the Committee.

(v)	The Committee, in its sole and complete discretion, may waive or otherwise remove, in whole or in part, any restriction or condition imposed on a Stock Unit Award.

7.5
Death, Disability, Retirement or Other Termination of Employment.    Unless otherwise provided in a Participant’s Award Agreement, in the event of death, Disability, or Retirement similar rules as provided in Section 5.5 or 6.7 (as applicable) shall apply to an Award granted under this Article.

7.6
Deferral of Payment.    Notwithstanding the above, a Participant who is entitled to payment of an Award under this Article and who is eligible under the nonqualified deferred compensation plan sponsored by the Company may defer such payment to the extent provided under such plan providing the deferral satisfies the requirements and restrictions imposed by Section 409A.

Exhibit 10.1

ARTICLE VIII

ANNUAL INCENTIVE AWARDS

8.1
Timing and Determination of Annual Incentive Awards.    Following the completion of a Performance Period, the Committee shall undertake or direct an evaluation of Performance Criteria for such Performance Period as determined in Section 8.2

No Annual Incentive Award may be paid without a certification by the Committee that the Performance Goals have been met.

Any Annual Incentive Awards will be paid as soon as practicable following the end of the Performance Period to which they relate.

8.2
Performance Criteria for Annual Incentive Awards.    Performance Criteria of the Company will be established in writing by the Committee before the beginning of each Performance Period or at such later time as may be permitted by Section 162(m) to maintain the status of Annual Incentive Awards as performance-based compensation.

The Performance Period with respect to Awards shall be the calendar year or any other period designated as such by the Committee.

8.3
Maximum Annual Incentive Award.    The maximum amount payable in respect of any individual Annual Incentive Award during any twelve calendar months for each Covered Participant shall not exceed $3,250,000, provided the Eligible Employee has been a Participant for such twelve month period. In the event that an Annual Incentive Award is being determined for a Performance Period of less than twelve calendar months or for the Performance Period in which the Covered Participant becomes a Participant, dies, or incurs a Disability, the maximum amount payable in respect of any Annual Incentive Award shall be prorated in accordance with Section 8.4 or 8.5, whichever is applicable.

8.4	Short Performance Year.

(a)	Death, Disability or Retirement. In the event of a Participant’s death, Disability or Retirement prior to the date the Annual Incentive Award is paid the following shall apply:

(i)
In the event of the Participant’s death or Disability before the end of the Performance Period, the Company will be assumed to have achieved a target performance level for the Performance Period in which death or Disability occurs for purposes of determining the Annual Incentive Award. In the event of the Participant’s death or Disability after the end of the Performance Period, but before the date the Annual Incentive Award is paid, the Participant’s Annual Incentive Award shall be payable based on the actual Performance Criteria for the entire period.

(ii)
In the event of a Participant’s Retirement, the Participant’s Annual Incentive Award shall be determined and payable following the end of the Performance Period based on the actual Performance Criteria for the entire period.

(iii)	The amount of Annual Incentive Award shall be prorated as necessary to reflect the period of time during which the individual was employed in the Performance Period.

(b)
New Participants.    In the event an individual becomes a Participant and is eligible for an Annual Incentive Award during a Performance Period, such Annual Incentive Award shall be prorated to reflect the period of time the individual was employed in the Performance Period.

8.5
Limitation on Right to Payment of Award.    Subject to Section 8.4 and Article X, no Participant shall have a right to receive payment of an Annual Incentive Award under the Plan if, subsequent to the commencement of the Performance Period and prior to the date any Award would otherwise be payable, the Participant resigns or is otherwise terminated from the Participating Company.

Exhibit 10.1

ARTICLE IX

SPECIAL PROVISIONS APPLICABLE TO COVERED PARTICIPANTS AND NON-EMPLOYEE DIRECTORS

9.1
Special Provision Applicable to Covered Participants.   To the extent the Committee determines, in its sole discretion, that an Award is to meet the requirements to be “qualified performance based compensation” under Section 162(m), then such Award to such Covered Participant shall be governed by the conditions of this Article IX in addition to the requirements of Articles V through VIII above. Should conditions set forth under this Article conflict with the requirements of Articles V through VIII, the conditions of this Article shall prevail.

(a)
All performance goals shall be based on Performance Criteria relating to Covered Participants for a relevant Performance Period and shall be established by the Committee (which for purposes of this Article IX shall be comprised solely of two or more outside directors, as defined in Section 162(m)) in writing prior to the beginning of the Performance Period, or by such other later date for the Performance Period as may be permitted under Section 162(m).

(b)	The performance goals based on the Performance Criteria must be objective and must satisfy third party “objectivity” standards under Section 162(m), and the regulations promulgated thereunder.

(c)	The Performance Criteria shall not allow for any discretion by the Committee as to an increase in any Award, but discretion to lower an Award is permissible.

(d)
The Award and payment of any Award under this Plan to a Covered Participant with respect to a relevant Performance Period shall be contingent upon the attainment of the performance goals (based on the Performance Criteria) that are applicable to such Award. The Committee shall certify in writing prior to payment of any such Award that such applicable performance goals have been satisfied. Resolutions adopted by, or minutes of, the Committee may be used for this purpose.

(e)	The aggregate maximum number of shares of Restricted Stock that may be granted to any Covered Participant under Article VI during any calendar year shall be 200,000.

(f)
In the event Performance Shares are awarded and the award is a right to receive shares, then the maximum number of shares represented by Performance Shares that may be granted to any Covered Participant under Section 7.3 during any calendar year shall be 200,000 shares. In the event Performance Shares are awarded and the award is a right to receive payment in dollars, then the maximum amount payable in respect of Performance Shares under Section 7.3 to any Covered Participant during any calendar year shall not exceed $8.0 Million.

(g)
In the event Performance Units are awarded and the award is a right to receive shares, then the maximum number of shares represented by Performance Units that may be granted to any Covered Participant under Section 7.3 during any calendar year shall be 200,000 shares. In the event Performance Units are awarded and the award is a right to receive payment in dollars, then the maximum amount payable in respect of Performance Units under Section 7.3 granted to a Covered Participant during any calendar year cannot exceed $8.0 Million.

(h)
In the event Stock Unit Awards are awarded and the award is a right to receive shares, then the maximum number of shares represented by Stock Unit Awards that may be granted to any Covered Participant under Section 7.4 during any calendar year shall not exceed 200,000 shares. In the event Stock Unit Awards are awarded and the award is a right to receive payment in dollars, then the maximum amount payable in respect of Stock Unit Awards under Section 7.4 granted to a Covered Participant during any calendar year shall not exceed $8.0 Million.

(i)
The aggregate maximum number of shares of Stock subject to Options under Article V and Stock Appreciation Rights under Section 7.2 granted to any Covered Participant during any calendar year shall be 750,000 shares.

(j)
Notwithstanding anything contained in this Plan to the contrary, the Company shall delay payment to any Participant if the Company reasonably anticipates that if the payment were made as scheduled, the Company’s deduction with respect to such payment would not be permitted due to the application of Section 162(m), provided that the payment is made either during the Company’s first taxable year in which the Company reasonably anticipates, or should reasonably anticipate, that if the payment is made during

Exhibit 10.1

such year, the deduction of such payment will not be barred by Section 162(m) or during the period beginning with the date of the Covered Participant’s separation from service and ending on the later of the last day of the taxable year of the Company in which the Covered Participant separates from service or the 15th day of the third month following the Covered Participant’s separation from service, and provided further that where any scheduled payment to the Covered Participant in the Company’s taxable year is delayed in accordance with this paragraph, the delay in payment will be treated as a subsequent deferral election unless all scheduled payments to that service provider that could be delayed in accordance with this paragraph are also delayed. The delayed payment shall be automatically transferred to the then applicable Vectren non-qualified deferred compensation plan. This section shall be interpreted and implemented in accordance with Section 409A and may be amended by the Committee in the Committee’s sole discretion to ensure such compliance.

(k)
All Awards under this Plan to Covered Participants or to other Participants who may become Covered Participants at a relevant future date shall be further subject to such other conditions, restrictions, and requirements as the Committee may determine to be necessary to carry out the purposes of this Article which is to avoid the loss of deductions by the Company under Section 162(m).

9.2
Special Provision Applicable to Non-Employee Directors.   Notwithstanding anything herein to the contrary, with respect to Outside Directors, the maximum amount payable in respect of Awards to any Outside Director during any calendar year shall not exceed $500,000.

Exhibit 10.1

ARTICLE X

CHANGE IN CONTROL

10.1
Change in Control Agreements.    The provisions of this Section regarding the terms and conditions of an Award Agreement upon a Change in Control shall apply notwithstanding any Plan provision to the contrary, and notwithstanding any agreement between the Participating Company and such Participant which relate to the terms of the Awards hereunder upon a Change in Control.

Upon a Change in Control and in the event the Participant terminates employment from the Company with Good Reason or is terminated by the Company (except for Cause), the following shall apply; provided, however, the following shall apply only upon a Change in Control if the successor corporation in the Change in Control or the Company, as applicable, is unable to substitute or replace the Awards on substantially equivalent terms (including, without limitation, performance goals):

(a)	The Awards previously granted shall be immediately vested and not subject to forfeiture due to any subsequent termination from employment or removal or resignation from the Board.

(b)
Any Stock Option Awards shall be exercisable within such time as specified in the Option Agreement as if the Participant’s employment was not terminated. In the event the Participant otherwise resigns from the Company any Nonqualified Stock Options and Stock Appreciation Rights shall be exercisable within one year following such termination of employment and any Incentive Stock Options shall be exercisable within 3 months following such termination of employment. In the event the Participant is terminated by the Company for Cause, the Participant shall be required to exercise Options and Stock Appreciation Rights immediately, and Options and Stock Appreciation Rights not immediately exercised shall lapse.

(c)	Restrictions on any Award shall be eliminated as of such event.

(d)
If the Change in Control occurs before the end of the Performance Period, no further adjustment shall be made to the number of Shares of Restricted Stock (or any other Awards) contingently granted based on the Performance Criteria.

Upon a Change in Control, Annual Incentive Awards shall be considered earned and shall not be subject to forfeiture due to any subsequent termination from employment. If the Change in Control occurs before the end of the Performance Period, the amount of the Annual Incentive Award shall be determined assuming the Company has achieved a target performance level and the amount shall then be multiplied by the portion of the Performance Period the individual was an active Participant hereunder.

If the Change in Control occurs after the end of the Performance Period but before the Award is paid, the amount payable shall be determined based on the actual performance level. Payment of the Award shall be made as soon as practicable following the Change in Control.

10.2
Change in Control Defined.    For purposes of this Article, “Change in Control” shall have the same meaning as such term or similar term is defined in a Participant’s individual agreement with the Company which relates to such Participant’s compensation and benefits upon the occurrence of a change in ownership of the Participating Company or similar event.

(a)	In the event there is no such agreement, “Change in Control” shall mean:

(i)
The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of thirty percent (30%) or more of either (A) the then outstanding shares of Common Stock of the Company (the “Outstanding Company Common Stock”) or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that the following acquisitions shall not constitute an acquisition of control: (A) any acquisition directly from the Company (excluding an acquisition by virtue of the exercise of a conversion privilege), (B) any acquisition by the Company, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (D) any acquisition by any corporation pursuant to a reorganization, merger or consolidation, if, following such reorganization, merger or consolidation, the conditions described in clauses (A), (B) and (C) of subsection (iii) of this section are satisfied;

Exhibit 10.1

(ii)
Individuals who, as of the Effective Date, constitute the Board of Directors of the Company (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board of Directors of the Company (the “Board”); provided, however, that any individual becoming a director subsequent to the Effective Date whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

(iii)
Consummation of a reorganization, merger or consolidation, in each case, unless, following such reorganization, merger or consolidation, (A) more than sixty percent (60%) of, respectively, the then outstanding shares of common stock of the corporation resulting from such reorganization, merger or consolidation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such reorganization, merger or consolidation in substantially the same proportions as their ownership, immediately prior to such reorganization, merger or consolidation, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (B) no Person (excluding the Company, any employee benefit plan or related trust of the Company, or such corporation resulting from such reorganization, merger or consolidation and any Person beneficially owning, immediately prior to such reorganization, merger or consolidation, directly or indirectly, thirty percent (30%) or more of the Outstanding Company Common Stock or Outstanding Company Voting Securities, as the case may be) beneficially owns, directly or indirectly, thirty percent (30%) or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such reorganization, merger or consolidation or the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors and (C) at least a majority of the members of the board of directors of the corporation resulting from such reorganization, merger or consolidation were members of the Incumbent Board at the time of the execution of the initial agreement providing for such reorganization, merger or consolidation; or

(iv)
Approval by the shareholders of the Company of and consummation of (A) a complete liquidation or dissolution of the Company or (B) the sale or other disposition of all or substantially all of the assets of the Company, other than to a corporation, with respect to which following such sale or other disposition 1) more than sixty percent (60%) of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such sale or other disposition in substantially the same proportion as their ownership, immediately prior to such sale or other disposition, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, 2) no Person (excluding the Company and any employee benefit plan or related trust of the Company, or such corporation and any Person beneficially owning, immediately prior to such sale or other disposition, directly or indirectly, thirty percent (30%) or more of the Outstanding Company Common Stock or Outstanding Company Voting Securities, as the case may be) beneficially owns, directly or indirectly, thirty percent (30%) or more of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors and 3) at least a majority of the members of the board of directors of such corporation were members of the Incumbent Board at the time of the execution of the initial agreement or action of the Board providing for such sale or other disposition of assets of the Company.

(b)
Notwithstanding (a) above, if the Participant’s employment is terminated before a Change in Control as defined in this Section and the Participant reasonably demonstrates that such termination (i) was at the

Exhibit 10.1

request of a third party who has indicated an intention or taken steps reasonably calculated to effect a “Change in Control” and who effectuates a “Change in Control” or (ii) otherwise occurred in connection with, or in anticipation of, a “Change in Control” which actually occurs, then for all purposes of this Agreement, the date of a “Change in Control” with respect to the Participant shall mean the date immediately prior to the date of such termination of the Participant’s employment.

10.3	Good Reason Defined. “Good Reason” shall mean, without the Participant’s written consent,

(a)
a demotion in the Participant’s status, position or responsibilities which, in the Participant’s reasonable judgment, does not represent a promotion from the Participant’s status, position or responsibilities as in effect immediately prior to the Change in Control;

(b)
the assignment to the Participant of any duties or responsibilities which, in the Participant’s reasonable judgment, are inconsistent with such status, position or responsibilities immediately prior to the Change in Control; or any removal of the Participant from or failure to reappoint or reelect the Participant to any of such positions that the Participant had immediately prior to the Change in Control, except in connection with the termination of the Participant’s employment for total and permanent Disability, death or Cause or by the Participant other than for Good Reason;

(c)
a reduction by the Company in the Participant’s base salary as in effect on the date of the Change in Control or as the same may be increased from time to time by the Company after the date or the Change in Control or the Company’s failure to increase (within twelve (12) months of the Participant’s last increase in base salary) the Participant’s base salary after a Change in Control in an amount which at least equals, on an appropriate percentage basis, an amount reasonably comparable to the percentage increases in base salary for all Company employees at the same level as the affected Participant in the preceding twelve (12) months;

(d)
the relocation of the principal executive offices of the Company or Subsidiary, whichever entity on behalf of which the Participant performs a principal function of that entity as part of the Participant’s employment services, to a location more than fifty (50) miles outside the Evansville, Indiana metropolitan area or, if the Participant’s services are not performed in Evansville, Indiana, the Company’s requiring the Participant to be based at any place other than the location at which the Participant performed the Participant’s duties immediately prior to the Change in Control, except for required travel on the Company’s business to an extent substantially consistent with his business travel obligations at the time of a Change in Control;

(e)	a reduction in the Participant’s total direct compensation opportunity after the Change in Control from that available immediately prior to the Change in Control;

(f)
the failure by the Company to continue in effect any incentive, bonus or other compensation plan in which the Participant participates immediately prior to the Change in Control, including but not limited to this Plan, unless an equitable arrangement (embodied in an ongoing substitute or alternative plan), has been made with respect to such plan in connection with the Change in Control, or the failure by the Company to continue the Participant’s participation therein, or any action by the Company which would directly or indirectly materially reduce the Participant’s participation therein;

(g)
the failure by the Company to continue to provide benefits (including, but not limited to, annual and long term bonus opportunities), in the aggregate, that are reasonably comparable to the benefits, in the aggregate, being provided for the majority of other Company employees at the same employment level as the Participant prior to the Change in Control;

(h)
the failure of the Company to obtain a satisfactory agreement with any successor or assign of the Company to assume and agree to perform under any Change in Control agreement between the Company and the Participant; or

(i)	any request by the Company that the Participant participate in an unlawful act or take any action constituting a breach of the Participant’s professional standard of conduct.

10.4	Cause Defined. “Cause” shall mean

(a)	intentional gross misconduct by the Participant damaging in a material way to the Company;

Exhibit 10.1

(b)	the Participant’s commission of fraud against the Company;

(c)	the Participant’s public acts of dishonesty or conviction of a felony; or

(d)	a material breach of the Participant’s employment agreement, after the Company has given the Participant notice thereof and a reasonable opportunity to cure.

Exhibit 10.1

ARTICLE XI

ADMINISTRATION

11.1
The Committee.    The Plan shall be administered and interpreted by the Committee which shall have full authority, discretion and power necessary or desirable for such administration and interpretation. The express grant in this Plan of any specific power to the Committee shall not be construed as limiting any power or authority of the Committee. In its sole and complete discretion the Committee may adopt, alter, suspend and repeal any such administrative rules, regulations, guidelines, and practices governing the operation of the Plan as it shall from time to time deem advisable. In addition to any other powers and, subject to the provisions of the Plan, the Committee shall have the following specific powers: (a) to determine the terms and conditions upon which Awards may be made and exercised; (b) to determine the Participants to which Awards shall be made; (c) to determine all terms and provisions of each Agreement, which need not be identical for types of Awards nor for the same type of Award to different Participants; (d) to construe and interpret all terms, conditions and provisions of the Plan and all Agreements; (e) to establish, amend, or waive rules or regulations for the Plan’s administration; (f) to accelerate the exercisability of any Award, the length of a Performance Period or the termination of any Restriction Period, but only in the event of a Participant’s death or Disability, or pursuant to Article X; and (g) to make all other determinations and take all other actions necessary or advisable for the administration or interpretation of the Plan. The Committee may seek the assistance or advice of any persons it deems necessary to the proper administration of the Plan. Notwithstanding anything contained in this Plan to the contrary, the provisions of this Plan relating to Awards to Outside Directors shall be administered and interpreted exclusively by the Nominating and Corporate Governance Committee of the Board.

11.2
Committee Decisions.    Unless strictly and expressly prohibited by law, all determinations and decisions made by the Committee pursuant to the provisions of this Plan shall be final, conclusive, and binding upon all persons, including Participants, Designated Beneficiaries, the Company, its shareholders and employees.

11.3
Rule 16b-3, Section 409A and Section 162(m) Requirements.    Notwithstanding any other provision of the Plan, the Committee may impose such conditions on any Award as it may deem to be advisable or required to satisfy the requirements of Rule 16b-3, Section 409A or Section 162(m).

11.4
Recoupment. All Awards granted hereunder and pursuant to any Agreement and any and all payments made or required to be made or stock received or required to be issued hereunder and pursuant to any Agreement shall be subject to repayment to the Company by the Participant (and the successors, assigns, heirs, estate and personal representative of the Participant) pursuant to the terms of (a) any clawback, recoupment or other policy implemented from time to time by the Board, as amended (the “Recoupment Policy”), or (b) any law, rule, regulation, or stock exchange listing standard in effect from time to time, including, but not limited to, Section 304 of the Sarbanes-Oxley Act of 2002 and Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder, which imposes mandatory “clawback” or recoupment of compensation, payments, or other awards under circumstances set forth in such law, rule, regulation, or listing standard. As additional consideration for any Award granted to a Participant and for any payment made or required to be made or stock received or required to be issued hereunder and pursuant to any Agreement to any Participant, each Participant agrees that he/she is bound by and subject to the Recoupment Policy as in effect at any time and from time to time, as amended (whether before, at or after the granting or payment of any Award).

Exhibit 10.1

ARTICLE XII

GENERAL PROVISIONS

12.1
Withholding.    The Company shall have the right to deduct or withhold, or require a Participant to remit to the Company, any taxes required by law to be withheld from Awards made under this Plan. In the event an Award is paid in the form of Common Stock, the Participant may remit to the Company the amount of any taxes required to be withheld from such payment in cash, or, in lieu thereof, the Company may withhold (or the Participant may be provided the opportunity to elect to tender) the number of shares of Common Stock equal in Fair Market Value to the amount required to be withheld.

12.2	Terms of Awards.

(a)
Award Agreements. Each Award granted under the Plan shall be evidenced in a corresponding Award Agreement provided in writing to the Participant, which shall specify the terms, conditions and any rules applicable to the Award.

(b)
Minimum Vesting Requirements. No condition on the vesting of an Award that is based upon achievement of specified performance goals shall be based on performance over a period of less than one year. Except with respect to Awards to Outside Directors where the term of office is less than three years, no condition on the vesting of an Award that is based only on continued employment or the passage of time shall provide for vesting in full of the Award sooner than annual installments over three years from the date of grant of the Award. Notwithstanding the foregoing, up to five percent of the Awards available for issuance under the Plan after May 24, 2016 may be issued without regard to the requirements of this Section 12.2(b).

12.3
Nontransferability.    Except as otherwise permitted by the Committee, no Award, including any Options, granted under the Plan may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, except by will or the laws of descent and distribution. Further, no lien, obligation, or liability of the Participant may be assigned to any right or interest of the Participant in an Award under this Plan. Incentive Stock Options may be exercised, during the Participant’s lifetime, only by the Participant.

12.4
No Right to Employment.    Neither the Plan, nor any Award made, or any other action taken, hereunder shall be construed as giving any Participant or other person any right of employment, by contract or otherwise, or continued employment with the Participating Company.

12.5
Rights as Shareholder.    Subject to the terms and conditions of each particular Award, no Participant or Designated Beneficiary shall be deemed a shareholder of the Company nor have any rights as such with respect to any shares of Common Stock to be provided under the Plan until he or she has become the holder of such shares.

12.6
Construction of the Plan.    Except to the extent superceded by the laws of the United States, the Plan and all Agreements shall be governed, construed, interpreted and administered in accordance with the laws of the State of Indiana, without regard to conflict of laws principles thereof. In the event any provision of the Plan or any Agreement shall be held invalid, illegal or unenforceable, in whole or in part, for any reason, such determination shall not affect the validity, legality or enforceability of any remaining provision, portion of provision or Plan overall, which shall remain in full force and effect as if the Plan had been absent the invalid, illegal or unenforceable provision or portion thereof.

12.7
Amendment of Plan.    The Committee or the Board of Directors may amend, suspend, or terminate the Plan or any portion thereof at any time, provided such amendment is made with shareholder approval if and to the extent such approval is necessary to comply with any legal requirement or any requirement of the market or exchange on which the Common Stock is listed, including for these purposes any approval requirement which is a requirement for the performance-based compensation exception under Section 162(m).

12.8	Amendment of Award. No amendment shall be made to an outstanding Award without written consent of the affected Participant.

12.9
Exemption from Computation of Compensation for Other Purposes.    By acceptance of an applicable Award under this Plan, subject to the conditions of such Award, each Participant shall be considered in agreement that all shares of Stock sold or awarded and all Options granted under this Plan shall be considered

Exhibit 10.1

extraordinary, special incentive compensation and will not be included as “earnings,” “wages,” “salary” or “compensation” in any pension, welfare, life insurance, or other employee benefit arrangement of the Company except as otherwise specifically provided in such arrangement.

12.10
Legend.    In its sole and complete discretion, the Committee may elect to legend certificates representing Shares sold or awarded under the Plan, to make appropriate references to the restrictions imposed on such Shares.

12.11
Special Provisions for Certain Participants.    All Award Agreements for Participants subject to Section 16(b) of the Exchange Act shall be deemed to include any such additional terms, conditions, limitations and provisions as Rule 16b-3 requires for the Award to qualify for exemption from Section 16(b), unless the Committee in its discretion determines that any such Award should not be governed by Rule 16b-3. All performance-based Awards to Covered Participants shall be deemed to include any such additional terms, conditions, limitations and provisions as are necessary to comply with the performance-based compensation exemption of Section 162(m), unless the Committee, in its discretion, determines that any such Award is not intended to qualify for the exemption for performance-based compensation under Section 162(m).

12.12
Unfunded Plan.    The Plan shall be unfunded and the Company shall not be required to segregate any assets in connection with any Awards under the Plan. Any liability of the Company to any person with respect to any Award under the Plan or any Award Agreement shall be based solely upon the contractual obligations that may be created as a result of the Plan or any such award or agreement. No such obligation of the Company shall be deemed to be secured by any pledge of, encumbrance on, or other interest in, any property or asset of the Company or any Subsidiary. Nothing contained in the Plan or any Award Agreement shall be construed as creating in respect of any Participant (or beneficiary thereof or any other person) any equity or other interest of any kind in any assets of the Company or any Subsidiary or creating a trust of any kind or a fiduciary relationship of any kind between the Company, any Subsidiary and/or any such Participant, any beneficiary thereof or any other person.

12.13
Conflict with Employment Agreement.    Except as specified in Article IX, Article X or otherwise restricted under Section 12.11, to the extent any provision of this Plan conflicts with any provision of a written employment agreement between an Employee and the Company, the material terms of which have been approved by the Board, the provisions of the employment agreement shall control.

12.14	Gender and Number. Where the context admits, words in the masculine gender shall include the feminine gender, the plural shall include the singular and the singular shall include the plural.

12.15
Severability.    In the event any provision of this Plan shall be held to be illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining parts of this Plan, and this Plan shall be construed and endorsed as if such illegal or invalid provision had never been contained in this Plan.

12.16
Effect of Headings.    The descriptive headings of the Articles and Sections of this Plan are inserted for convenience of reference and identification only and do not constitute a part of this Plan for purposes of interpretation.

12.17
Payment.    Notwithstanding anything herein or in any Award Agreement to the contrary, any payment required to be made to a Participant hereunder shall be made in a lump sum within the period permitted for such payment to be a short term deferral under Section 409A, unless such payment is properly deferred by the Participant. Notwithstanding the foregoing, if the payment is deferred compensation (as defined in Section 409A) and if the Participant is a specified employee (as defined in Section 409A) and a payment is required upon separation from service (as defined in Section 409A), then such payment shall be made on the first day of the seventh month following separation from service or if earlier on the Participant’s death.

12.18
No Liability.    No member of the Board or the Committee or any officer or Employee shall be personally liable for any action, omission or determination made in good faith in connection with this Plan. The Company shall indemnify and hold harmless the members of the Committee, the Board and the officers and Employees, and each of them, from and against any and all loss which results from liability to which any of them may be subjected by reason of any act or conduct (except willful misconduct or gross negligence) in their official capacities in connection with the administration of this Plan, including all expenses reasonably incurred in their defense, in case the Company fails to provide such defense. By participating in this Plan, each Employee agrees to release

Exhibit 10.1

and hold harmless the Company and its Subsidiaries (and their respective directors, officers and employees), the Board and the Committee, from and against any tax or other liability, including without limitation, interest and penalties, incurred by the Employee in connection with his participation in this Plan.

__________________________________________________________________________________________________

IN WITNESS WHEREOF, the Company has caused this instrument to be executed by its duly authorized Compensation and Benefits Committee Chairperson as of this _ day of ___________, 2016.

VECTREN CORPORATION

By:
Jean L. Wojtowicz

Its:	Compensation and Benefits Committee Chairperson

ATTEST

By:
Ronald E. Christian

Its:	Executive Vice President, Chief Legal and External Affairs Officer, and Secretary